Exhibit 99.1
Wag! Announces Preliminary Second Quarter 2024 Results and Updates Financial Guidance for Full Year 2024
Preliminary Net Loss in Range of $2.2 million to $2.4 million
Generates Record Quarterly Adjusted EBITDA
SAN FRANCISCO – July 10, 2024 (BUSINESS WIRE) – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced selected preliminary unaudited second quarter 2024 results and updated financial guidance for the full year 2024.
“Based on market and shareholder feedback, we have prioritized free cash flow growth in order to strengthen our balance sheet in the near and mid-term,” said Alec Davidian, Wag! CFO. “Accordingly, we are finding efficiencies in SG&A, diversifying our customer acquisition channels to focus on the highest ROI partners, publishers, and brands, and tightening our marketing payback windows. As a result of these efforts, our preliminary second quarter 2024 Adjusted EBITDA is strong, and we look forward to further updating our shareholders on our second quarter 2024 earnings call in early August,” concluded Davidian.
Preliminary Second Quarter 2024 Highlights:
•Revenues in the range of $18.5 million to $19 million.
•Net loss in the range of $2.2 million to $2.4 million.
•Adjusted EBITDA in the range of $1.5 million to $1.7 million. This equates to 8% Adjusted EBITDA margin at the midpoint of the range.
•Cash and accounts receivable balance of greater than $16 million.
“With our debt prepayment penalty expiring in August 2024, and the full debt becoming due in August 2025, we are intensely focused on strengthening our balance sheet,” said Garrett Smallwood, CEO and Chairman of Wag!. “Our ability to demonstrate consistent free cash flow growth is our top priority in the near- and mid-term in order to provide high-quality solutions to the existing debt obligations.”
Recent Business Highlights:
•Through the implementation of AI and automation solutions, including the launch of Forethought.ai for customer success, Wag! has streamlined its operations and reduced its headcount by more than 10% in 2024.

•The Rule 10b5-1 trading plans of CEO Garrett Smallwood and President and Chief Product Officer Adam Storm were canceled in Q2 2024.
•Sales & Marketing as a percentage of Revenue decreased from 67% in the first quarter of 2024 to an estimated 59% in the second quarter of 2024.
•Wag! transitioned to a fully remote workforce.
Guidance
For the full year ending December 31, 2024, the Company has provided the following updated guidance:
•Revenue in the range of $92 million - $102 million, a decrease of 12% from the midpoint of the guidance range the Company previously communicated on May 9, 2024.
•Adjusted EBITDA in the range of $4 million - $8 million, an increase of 50% from the midpoint of the guidance range the Company previously communicated on May 9, 2024.

Our financial guidance includes the following outlook:
•We expect holidays to drive incremental overnight vs. daytime service demand, but also expect that severe weather will impact Services demand. Pet adoption during the holidays also positively impacts pet insurance penetration and demand for wellness plans.
•We anticipate that continued growth in the pet industry, driven by factors such as higher rates of pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our full year 2024 results.
•We have factored in potential risks and opportunities related to macroeconomic trends related to state of the economy, interest rates, and consumer confidence in order to forecast our financial performance.
•We expect Sales & Marketing efficiency within the Pet category, our ability to manage CPCs and CPMs across key partners and advertising platforms, and our ability to manage search engine results and search engine optimization (SEO) within competitive keywords.
•We recognize that there may be potential risks to our financial performance in 2024, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
About Wag! Group Co.
Wag! Group Co. strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2016 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of over 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, the nation’s largest pet insurance comparison marketplace; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.

Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net income taxes, depreciation and amortization, and share-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses, severance costs, and legal settlements. Adjusted EBITDA provides a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Information reconciling forward-looking Adjusted EBITDA for the full year ending December 31, 2024 to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide a reconciliation of Adjusted EBITDA to GAAP financial measures because certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such a reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however it cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance or liquidity.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to those related to: the Company’s preliminary second quarter 2024 financial results, the Company’s future expected growth strategy and operating performance, and the Company’s financial outlook regarding revenue and adjusted EBITDA for the full year ending December 31, 2024. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the Company’s financial closing procedures for the quarterly period ended June 30, 2024; the Company’s market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; failure to realize the financial benefits of acquisitions; the ability to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
The unaudited financial information for the second quarter of 2024 presented above is preliminary, based upon management’s good faith estimates, and subject to the completion of financial closing procedures. This summary is not a comprehensive statement of the Company’s financial results for the quarterly period ended June 30, 2024. The Company has provided ranges for its expectations described above because the financial closing procedures are not yet complete. While the Company expects that its final financial results for the quarterly period ended June 30, 2024, following the completion of the financial closing procedures, will be within the ranges described above, actual results may differ materially from these estimates as a result of the completion of the financial closing procedures as well as final adjustments and other developments that may arise between now and the time that the financial results for the quarterly period are finalized.
The preliminary financial data included in this press release has been prepared by, and is the responsibility of, Wag! management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Preliminary Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended
	June 30, 2024	June 30, 2023
	(in thousands, except percentages)
Net income (loss)	$(2,400) to $(2,192)	$(3,869)
Interest expense, net	1,523	1,659
Income taxes	82	38
Depreciation and amortization	580	375
Stock-based compensation	1,656	1,121
Integration and transaction costs associated with acquired business	—	152
Severance costs	51	131
Legal settlement	—	500
Adjusted EBITDA (loss)	$1,492 to $1,700	$107
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